Exhibit 99.1
Press Release
Triad Guaranty Inc. Reports Fourth Quarter and Year End Results
WINSTON-SALEM, N.C., February 27, 2009 — Triad Guaranty Inc. (NASDAQ GS: TGIC) today reported a net loss for the quarter ended December 31, 2008 of $122.2 million compared with a net loss of $160.1 million for the third quarter of 2008 and a net loss of $75.0 million for the fourth quarter of 2007. The 2008 fourth quarter diluted loss per share was $8.16 compared to a diluted loss per share of $10.69 for the 2008 third quarter and $5.05 for the fourth quarter of 2007.
The net loss for the year ended December 31, 2008 was $631.2 million compared to a net loss of $77.5 million for the year ended December 31, 2007. The diluted loss per share was $42.27 for 2008 compared to a diluted loss per share of $5.22 for 2007.
Ken Jones, President and CEO, said, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly around loss mitigation. We continue to examine and refine all aspects of our default management and claims process, including our processes for investigating misrepresentation and fraud in the mortgage origination process. Our risk in default has continued to increase, which affects our financial results as we establish additional reserves for losses. Part of our effort to minimize losses is the review of early payment defaults to identify misrepresentation and fraud in the mortgage origination process. These reviews resulted in increased rescission activity during the fourth quarter of 2008. This increase in rescissions allowed us to adjust the frequency factors utilized in our reserve calculation, which has tempered the increase in our reserves. Additionally, the reserve increase in the fourth quarter was smaller than the prior three quarters in 2008 due in part to the benefits of structures such as captive reinsurance on our Primary business and stop losses on Modified Pool transactions that limited our net exposure.”
Mr. Jones noted, “We continue to work closely with our primary regulator, the Illinois Division of Insurance, as well as with Fannie Mae and Freddie Mac. Although we are reporting a deficiency in assets at December 31, 2008, most of the decline in stockholders’ equity during 2008 resulted from the non-cash increase in our reserves for losses. Cash and invested assets actually increased during 2008, with positive cash

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flow from operations for 2008 amounting to $147.1 million. As of December 31, 2008, we reported gross reserves for losses of $1.2 billion, an increase of $827.9 million over December 31, 2007. Our success in managing this liability through proactive loss mitigation is now a major area of focus. Nevertheless, we find ourselves operating in historically unprecedented times and the uncertainty regarding the deepening recession, continued declining home prices, and rising unemployment rates, among other considerations, could further adversely impact our future results of operations and financial condition. Although we cannot effectively measure the impact of these factors, we are encouraged by, and supportive of, both the public and private efforts to avoid home foreclosures through loan modifications. While we cannot predict the success of these programs, they could significantly reduce the number and size of claims submitted to us for payment. Finally, it should be noted that no benefit has been recognized in these financial statements from our $95 million excess of loss reinsurance policy that is presently in arbitration.”
Triad ceased issuing commitments for new mortgage insurance as of July 15, 2008, and is currently in run-off. Accordingly, production during the fourth quarter was insignificant. Total insurance in force declined to $62.6 billion at December 31, 2008, a 2.7% drop from September 30, 2008 and an 8.3% decline from December 31, 2007. We believe the primary reason for the lack of a more significant decline in our insurance in force during the fourth quarter was high persistency rates, as reduced credit availability and declining home prices limited the opportunities for borrowers to refinance existing mortgages. As these factors change in the future, our persistency rates and the resulting premium revenue will be correspondingly affected.
Total revenues declined to $41.4 million for the fourth quarter of 2008 from $69.5 million in the third quarter of 2008 and $82.6 million for the fourth quarter of 2007, reflecting two significant non-cash items. Earned premiums were lower primarily due to a non-cash accrual for premium refunds of approximately $17 million related to expected rescissions. Additionally, we recognized investment losses of $18.9 million in the fourth quarter of 2008, primarily the result of non-cash impairments relating to the decline in valuations in the financial markets.
Net losses and loss adjustment expenses were $178.1 million for the fourth quarter of 2008, compared to $231.2 million for the third quarter of 2008 and $191.7 million for the

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fourth quarter of 2007. The year-over-year and quarter-over-quarter declines in overall net losses and loss adjustment expenses reflects an increased benefit from future rescissions recognized in the fourth quarter of 2008, and the benefits of risk-sharing structures such as captive reinsurance programs and stop losses. For the fourth quarter of 2008, we recognized benefits of $68 million from risk-sharing structures, compared with $59 million in the third quarter of 2008 and $7 million in the fourth quarter of 2007. Paid losses for the 2008 fourth quarter totaled $69.4 million compared to $59.4 million for the third quarter of 2008 and $36.3 million in the 2007 fourth quarter. The recent implementation of foreclosure moratoriums by the GSEs and certain lenders as well as our loss mitigation and claims review efforts contributed to a lower than expected increase in paid losses in the fourth quarter of 2008. The fourth quarter change in reserves of $106.1 million was less than the $166.0 million change in the third quarter of 2008 and the $150.7 million change in the fourth quarter of 2007, which is due in part to the benefits of risk-sharing structures. Additionally, we increased our expectation for future rescissions based upon our experience through December 31, 2008.
Expenses were basically flat during the last two quarters of 2008 and down significantly compared to the first two quarters of 2008 and the fourth quarter of 2007 due to the transition of our business to run-off in July 2008. The decision to transition our business to run-off resulted in a significant reduction in personnel costs. In addition, we eliminated the deferred acquisition costs asset in the first quarter of 2008 and no longer have any deferred acquisition cost amortization expense, which reduced our expenses in the fourth quarter of 2008 as compared to the fourth quarter of 2007. The low effective tax rate for both the quarter and year ended December 31, 2008 reflects our inability to recognize the full tax benefit on our pre-tax loss, as we expect to be in a net operating loss carry forward position for the foreseeable future.
We have updated the supplemental information for the 2008 fourth quarter results related to product differentiation, risk structures, additional portfolio characteristics and performance on our web site at www.triadguaranty.com. The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information — Fourth Quarter 2008”.

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(Relevant Triad Guaranty Inc. financial and statistical information follows)
Triad Guaranty Inc.’s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business. For more information, please visit the Company’s web site at www.triadguaranty.com.
Certain of the statements contained in this release are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to complete a solvent run-off of our existing in-force book of business (which is dependent upon the continued support of the Illinois Division of Insurance), the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory, and other similar developments, the appointment of FHFA as the conservator of Fannie Mae and Freddie Mac, our ability to satisfy the continued listing requirements of the NASDAQ stock market, changes in interest rates, the housing market, the mortgage industry and the stock market, as well as the factors described under “Risk Factors” and under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in other reports and statements that we file with the Securities and Exchange Commission. Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE:	Triad Guaranty Inc.

CONTACT:	Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com
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Triad Guaranty Inc.
Consolidated Statement of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007
	(Dollars in thousands except per share amounts)
Earned premiums	$49,839	$73,130	$257,422	$278,900
Net investment income	10,510	9,544	39,581	32,936
Net realized investment losses	(18,944)	(29)	(26,559)	(3,049)
Other income	2	2	8	8

Total revenues	41,407	82,647	270,452	308,795

Net paid claims	69,372	36,341	237,080	100,613
Change in reserves	106,080	150,687	665,549	264,575
Loss adjustment expenses	2,647	4,624	20,672	7,751

Net losses and loss adjustment expenses	178,099	191,652	923,301	372,939
Interest expense on debt	694	1,828	3,557	4,375
Policy acquisition costs	—	4,637	39,416	18,497
Other operating expenses — net	8,639	10,895	58,709	43,628

Loss before income taxes	(146,025)	(126,365)	(754,531)	(130,644)

Income tax benefit	(23,818)	(51,406)	(123,404)	(53,186)

Net loss	$(122,207)	$(74,959)	$(631,127)	$(77,458)

Diluted loss per share	$(8.16)	$(5.05)	$(42.27)	$(5.22)

Diluted weighted average common and common stock equivalents outstanding (in thousands)	14,980	14,839	14,930	14,829

Triad Guaranty Inc.
Consolidated Balance Sheet

	(Unaudited)
	December 31,	December 31,
	2008	2007
	(Dollars in thousands except per share amounts)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$854,186	$725,631
Equity securities, available for sale, at market	583	2,162
Short-term investments	40,653	56,746

	895,422	784,539

Cash and cash equivalents	39,940	124,811
Deferred policy acquisition costs	—	36,243
Prepaid federal income tax	15	116,008
Reinsurance recoverable	150,848	5,815
Other assets	44,309	65,437

Total assets	$1,130,534	$1,132,853

Liabilities:
Losses and loss adjustment expenses	$1,187,840	$359,939
Unearned premiums	15,863	17,793
Revolving line of credit	—	80,000
Deferred income tax	—	123,297
Long-term debt	34,529	34,519
Other liabilities	28,967	18,454

Total liabilities	1,267,199	634,002

Stockholders’ equity:
Retained earnings (accumulated deficit)	(255,509)	375,618
Accumulated other comprehensive income	6,063	13,405
Other equity accounts	112,781	109,828

Total stockholders’ equity (deficiency in assets)	(136,665)	498,851

Total liabilities and stockholders’ equity	$1,130,534	$1,132,853

Stockholders’ equity (deficiency in assets) per share:	$(9.01)	$33.43

Common shares outstanding	15,161,259	14,920,243

Triad Guaranty Inc.
Consolidated Statement of Cash Flow

	Year Ended
	December 31,
	2008	2007
	(Unaudited)
	(Dollars in Thousands)
OPERATING ACTIVITIES
Net loss	$(631,127)	$(77,458)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in loss and unearned premium reserves	825,971	280,187
Decrease (increase) in amounts due to/from reinsurer	(150,839)	616
Net realized investment losses	26,559	3,049
Policy acquisition costs deferred	(3,173)	(19,597)
Amortization of policy acquisition costs	39,416	18,497
Decrease in deferred income taxes	(121,391)	(53,181)
Redemption of Tax and Loss Bonds	115,993	50,900
Other operating activities	45,730	(11,937)

Net cash provided by operating activities	147,139	191,076

INVESTING ACTIVITIES
Purchases of investment securities	(839,372)	(299,047)
Sales and maturities of investment securities	674,688	165,348
Decrease (increase) in short-term investments	14,074	(51,445)
Other investing activities	(1,295)	(6,052)

Net cash used in investing activities	(151,905)	(191,196)

FINANCING ACTIVITIES
Borrowings (repayments) on credit facility	(80,000)	80,000
Excess tax benefits related to share based compensation	15	175
Proceeds from exercise of stock options	—	616

Net cash provided by (used in) financing activities	(79,985)	80,791

Foreign currency translation adjustment	(120)	5,531

Net decrease in cash	(84,871)	86,202
Cash at beginning of period	124,811	38,609

Cash at end of period	$39,940	$124,811

Triad Guaranty Inc.
Sequential Quarterly Statistical Information
(Unaudited)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007	2007	2007	2007	2006
	(Dollars in millions unless otherwise indicated)
Insurance In Force
Primary insurance in force:
- Flow business	$39,370	$40,451	$41,645	$42,086	$41,840	$40,610	$38,590	$35,366	$32,779
- Structured bulk transactions	3,902	4,065	4,248	4,374	4,525	4,700	4,133	2,616	1,330

Total Primary insurance in force	43,272	44,516	45,894	46,459	46,365	45,310	42,724	37,982	34,109
Modified Pool insurance in force	19,312	19,823	20,439	21,187	21,863	22,737	23,649	23,507	22,719

Total insurance in force	$62,584	$64,339	$66,333	$67,646	$68,228	$68,047	$66,373	$61,489	$56,828

Number of insured loans:
- Primary	252,368	259,556	267,689	272,289	273,798	269,681	258,163	239,326	225,531
- Modified Pool	92,687	95,089	97,960	101,723	105,109	109,133	113,725	114,711	112,555

Total number of insured loans	345,055	354,645	365,649	374,012	378,907	378,814	371,888	354,037	338,086

Primary net risk in force:
- Flow business	$8,972	$9,234	$9,524	$9,671	$9,642	$9,350	$8,866	$8,094	$7,447
- Structured bulk business	1,298	1,358	1,425	1,470	1,525	1,583	1,373	843	377

Total Primary net risk in force	$10,270	$10,592	$10,949	$11,141	$11,166	$10,933	$10,239	$8,937	$7,824

Modified Pool risk in force net of stop loss	$837	$853	$875	$903	$913	$922	$935	$933	$890
Deductibles on modified pool risk	$88	$95	$103	$108	$112	$115	$117	$114	$101

Primary flow insurance in force subject to captive reinsurance arrangements	57.6%	57.6%	57.9%	58.8%	59.0%	58.0%	56.8%	57.9%	61.0%

Primary annual persistency rate	86.6%	85.8%	85.1%	83.3%	81.4%	79.1%	77.7%	77.0%	76.6%

Triad Guaranty Inc.
Sequential Quarterly Statistical Information (con’t.)
(Unaudited)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007	2007	2007	2007	2006
	(Dollars in millions unless otherwise indicated)
Delinquencies and Claim Information

Total Primary delinquent loans	24,241	19,441	16,075	13,322	10,419	7,541	5,940	5,632	5,565
- Flow business	20,644	16,456	13,710	11,576	9,166	6,807	5,504	5,335	5,265
- Bulk business	3,597	2,985	2,365	1,746	1,253	734	436	297	300

Total Modified Pool delinquent loans	16,045	12,664	10,526	8,594	6,402	4,826	3,913	3,366	3,001
- Structured with deductibles (1)	9,058	7,278	6,221	5,128	4,072	3,104	2,508	2,176	1,897
- Structured without deductibles	6,987	5,386	4,305	3,466	2,330	1,722	1,405	1,190	1,104

Total Primary delinquency rate	9.61%	7.49%	6.01%	4.89%	3.81%	2.80%	2.30%	2.35%	2.47%

Modified Pool delinquency rate	17.31%	13.32%	10.75%	8.45%	6.09%	4.42%	3.44%	2.93%	2.67%

Primary average paid severity ($ thousands)	$58.4	$51.3	$52.4	$42.6	$41.6	$36.9	$30.9	$31.3	$28.1
- Flow business	$54.2	$49.4	$49.3	$41.4	$40.9	$36.9	$30.9	$31.1	$27.9
- Bulk business	$93.6	$77.5	$90.8	$68.3	$63.9	$35.9	$30.1	$34.0	$29.8

Primary net paid claims ($ thousands)	$64,488	$48,766	$48,071	$29,209	$27,012	$23,058	$16,687	$16,447	$15,100
- Flow business	$53,538	$43,727	$41,805	$27,091	$25,798	$22,090	$15,965	$15,122	$13,880
- Bulk business	$10,950	$5,040	$6,266	$2,119	$1,214	$968	$722	$1,325	$1,220

Modified Pool average paid severity ($ thousands)	$63.4	$71.7	$55.6	$65.0	$57.9	$41.3	$26.6	$23.7	$26.2

Modified Pool net paid claims ($ thousands)	$4,943	$10,755	$20,192	$10,852	$9,328	$5,413	$1,386	$1,281	$1,493

Gross Case Reserves as percent of risk in default (2)	42.0%	45.4%	45.0%	40.5%	36.6%	32.1%	26.9%	27.3%	27.0%

Financial Information (3)

Loss ratio — GAAP	357.3%	352.1%	419.0%	307.0%	262.1%	148.2%	60.1%	50.9%	70.9%
Expense ratio — GAAP	17.7%	13.6%	39.4%	25.5%	20.8%	22.4%	21.9%	22.8%	22.8%

Combined ratio — GAAP	375.0%	365.7%	458.4%	332.5%	282.9%	170.6%	82.0%	73.7%	93.7%

Risk-to-capital ratio	125.2:1	39.7:1	42.7:1	27.7:1	20.5:1	17.8:1	16.0:1	13.8:1	12.5:1

(1)	We record reserves in our financial statements for defaults on contracts where the incurred losses have exceeded the amount of the deductible.

(2)	Reflects gross case reserves, which excludes IBNR and ceded reserves, as a percent of risk in default for total primary delinquent loans and total modified pool delinquent loans.

(3)	The Loss & Expense Ratios do not reflect any impact from establishment of Premium Deficiency Reserve.

TRIAD GUARANTY INC.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	(Dollars in thousands)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007	2007	2007	2007	2006
Revenue:
Earned premiums	$49,839	$65,654	$69,864	$72,065	$73,130	$72,090	$69,732	$63,949	$58,222
Net investment income	10,510	10,349	9,175	9,547	9,544	8,370	7,673	7,349	7,178
Realized investment gains (losses)	(18,944)	(6,519)	(3,799)	2,703	(29)	85	(3,867)	761	(52)
Other income (loss)	2	2	2	2	2	2	2	2	2

Total revenues	41,407	69,486	75,242	84,317	82,647	80,547	73,540	72,061	65,350

Losses and expenses:
Net paid claims	69,372	59,357	68,263	40,088	36,341	28,471	18,073	17,728	16,593
Change in reserves	106,080	165,958	218,568	174,944	150,687	76,612	23,052	14,224	23,325
Loss adjustment expenses	2,647	5,879	5,918	6,227	4,624	1,730	768	629	1,382

Net losses and LAE	178,099	231,194	292,749	221,259	191,652	106,813	41,893	32,581	41,300
Change in premium deficiency reserve	—	—	(15,000)	15,000	—	—	—	—	—
Interest expense on debt	694	691	696	1,476	1,828	1,161	694	694	694
Amortization of DAC	—	—	—	39,416	4,637	4,567	4,670	4,624	4,179
Other operating expenses	8,639	8,726	27,238	14,106	10,895	11,686	10,716	10,330	9,268

Total losses and expenses	187,432	240,611	305,683	291,257	209,012	124,227	57,973	48,229	55,441

Income (loss) before income taxes	(146,025)	(171,125)	(230,441)	(206,940)	(126,365)	(43,680)	15,567	23,832	9,909
Income taxes (benefit)	(23,818)	(11,030)	(31,630)	(56,926)	(51,406)	(11,831)	3,541	6,510	1,806

Net income (loss)	$(122,207)	$(160,095)	$(198,811)	$(150,014)	$(74,959)	$(31,849)	$12,026	$17,322	$8,103

	Condensed Balance Sheets As Of
	(Dollars in thousands)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2008	2008	2008	2008	2007	2007	2007	2007	2006
Assets
Invested assets	$895,422	$890,720	$869,022	$760,073	$784,539	$794,373	$674,199	$669,160	$607,312
Cash	39,940	47,818	19,669	80,544	124,811	30,617	26,711	10,429	38,609
Real estate acquired	713	3,661	6,202	8,993	10,860	12,566	7,923	9,765	10,170
Deferred policy acquisition costs	—	—	—	—	36,243	35,574	35,157	35,035	35,143
Prepaid federal income tax	15	15	63,184	115,598	116,008	168,817	170,076	166,693	166,908
Reinsurance recoverable	150,848	111,827	55,316	93,244	5,815	2	1	211	840
Other assets	43,596	47,915	50,405	52,572	54,577	54,724	46,210	40,223	36,648

Total assets	$1,130,534	$1,101,956	$1,063,798	$1,111,024	$1,132,853	$1,096,673	$960,277	$931,516	$895,630

Liabilities and stockholders’ equity
Liabilities:
Losses and loss adjustment expenses	$1,187,840	$1,042,053	$817,262	$547,766	$359,939	$200,455	$122,061	$98,721	$84,352
Premium deficiency reserve	—	—	—	96,073	—	—	—	—	—
Deferred income taxes	—	22,889	30,386	61,522	123,297	170,477	177,888	180,232	176,483
Borrowing under credit facility	—	—	—	—	80,000	80,000	—	—	—
Long term debt	34,529	34,527	34,527	34,522	34,519	34,517	34,514	34,512	34,510
Accrued expenses and other liabilities	44,830	30,887	40,714	32,699	36,247	39,754	31,191	30,898	30,062

Total liabilities	1,267,199	1,130,356	922,889	772,582	634,002	525,203	365,654	344,363	325,407
Total stockholders’ equity (deficiency in assets)	(136,665)	(28,400)	140,909	338,442	498,851	571,470	594,623	587,152	570,224

Total liabilities and stockholders’ equity	$1,130,534	$1,101,956	$1,063,798	$1,111,024	$1,132,853	$1,096,673	$960,277	$931,515	$895,631